Exhibit 99.1 Press Release

BusinessWay   International  Corp.,  completes  acquisition  of  Inter  Canadian
Business Services ("ICBS") Ltd.

     MONTREAL, Dec. 6 /PRNewswire-FirstCall/ - Richard Howarth, CEO of Inter Canadian Business Services, (ICBS) Ltd. announces the completion of Businessway International Corporations acquisition of Inter Canadian Business Services
(ICBS) Ltd., a Montreal based business consulting and Investment Company has become a wholly owned subsidiary. As a result of the acquisition, BusinessWay has changed its name to ICBS International, Corp. and its trading symbol on the OTC Bulletin Board has been changed from BITL to ICBO.

     Inter Canadian Business Services (ICBS) Ltd., is a financial and management-consulting firm located in Westmount, Quebec with offices in New York City's financial district. Inter Canadian Business Services Ltd.,(ICBS)will continue to pursue international business development by assisting international companies to locate in Quebec, to take advantage of the lower cost of doing business and the incentives for investment. ICBS has been given a mandate by the Bureau of Commerce of Baoding, People's Republic of China, to study the policies, conditions and incentives to encourage foreign investment within the Province of Quebec Canada by Chinese companies.

     As part of the transaction BusinessWay reversed split its outstanding shares Five-for-One; BusinessWay International issued 86,173,987 post reverse-split restricted common shares to ICBS shareholders to acquire 100% of the company, Inter Canadian Business Services, which also owns Puritan Security Inc of New York; BusinessWay's management and Board of Directors has resigned and appointed ICBS International Corporation as new directors and management.

    FORWARD LOOKING STATEMENT

     The statements contained in this release and statements that the Company(s) may make orally in connection with this release are not historical fact and are forward-looking statements within the meaning of the private securities Litigation Reform Act of 1995. Actual results may differ materially from those forward-looking statements, as such statements involve risks and uncertainties that could significantly impact the Company's business and the actual outcome and results may differ materially.


SOURCE Inter Canadian Business Services, Ltd.